Exhibit 99

News Release

SILICON LABORATORIES NAMES WILLIAM BOCK SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

—Former Board Member brings Broad Finance and Operational Experience to the CFO Role—

AUSTIN, Texas, Nov. 8, 2006 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high- performance, analog-intensive, mixed-signal ICs, today announced the appointment of William Bock as senior vice president of finance and administration and chief financial officer, effective immediately.

Mr. Bock will be resigning as a director on Silicon Laboratories’ board where he served as chairman of the audit committee since the company went public in March, 2000.  In addition to his familiarity with Silicon Laboratories’ products, strategy and mixed-signal history, Mr. Bock brings to the company thirty years of business acumen spanning finance, operations and sales.

“Bill has been closely engaged with the company’s management team during his tenure on our board, which will enable him to get up to speed quickly in his new role,” said Necip Sayiner, president and CEO of Silicon Laboratories. “Bill brings a wealth of experience from various senior management positions that will be instrumental in helping the company navigate the next decade of growth and diversification. He will be a tremendous asset to the company, and I am looking forward to working closely with him to execute on our business strategy and achieve our financial goals.”

Prior to joining Silicon Laboratories, Mr. Bock was a partner at venture capital firms CenterPoint Ventures and Verity Ventures. From 1997 to 1999, Mr. Bock served as president and chief executive officer of DAZEL Corporation, a provider of electronic information delivery systems.

After DAZEL’s acquisition by HP, Mr. Bock served as vice president for HP until 2001. Prior to DAZEL, Mr. Bock served as executive vice president and chief operating officer of Tivoli Systems, a client server software company, which he helped to take public in 1995 and was acquired by IBM in 1996. Prior to joining Tivoli, Mr. Bock successfully completed an IPO at Convex Computer Corporation as CFO in 1986 and then became senior vice president of sales in 1991. Mr. Bock also spent nine years in various finance roles at Texas Instruments including vice president and controller of the data systems group.

“I have always been impressed by the integrity of the Silicon Labs management team, and as we drive the company to the next level, I am looking forward to being engaged on a day to day basis,” said Mr. Bock. “I believe we have the opportunity to translate our technology prowess into a long term, profit-driven success story.”

Mr. Bock holds a bachelor’s degree in Computer Science from Iowa State University and a master’s degree in Industrial Administration from Carnegie Mellon University.

Interim chief financial officer, Paul Walsh, has been appointed to vice president of finance and chief accounting officer.

Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements.

These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

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